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                                                                  EXHIBIT 23.2
                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
United Counties Bancorporation:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (No. 33-62305) on Form S-4 of Meridian Bancorp, Inc. and in the related prospectus of our report dated January 13, 1995, relating to the consolidated balance sheets of United Counties Bancorporation as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in United Counties Bancorporation's 1994 Annual Report on Form 10-K, and to the reference to our Firm under the heading "Experts" in the Registration Statement of Meridian Bancorp, Inc.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994, income taxes in 1993, and postretirement benefits other than pensions in 1992.



                                              /S/   KPMG Peat Marwick LLP
Short Hills, New Jersey
January 2, 1996